As filed with the Securities and Exchange Commission on February 16, 2000

                                                    Registration No. 333-[_____]

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               BE AEROSPACE, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                                        06-1209796
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                            1400 Corporate Center Way
                            Wellington, Florida 33414
          (Address of principal executive offices, including zip code)


                        1994 EMPLOYEE STOCK PURCHASE PLAN
                             1996 STOCK OPTION PLAN
                            (Full title of the plans)

                        ---------------------------------


                               Thomas P. McCaffrey
                             Chief Financial Officer
                               BE Aerospace, Inc.
                            1400 Corporate Center Way
                            Wellington, Florida 33414
                                 (561) 791-5000
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                          Proposed
                                                           maximum           Proposed maximum
    Title of securities          Amount to be          offering price            aggregate                Amount of
      to be registered            registered              per share           offering price          registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par                     (2)                    (3)
value $.01 per share(1)            1,000,000             $8.375                 $8,370,000               $2,211.00
------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the Registrant's 1994 Employee Stock Purchase Plan, as amended.

(2) Includes 500,000 Shares under the 1994 Employee Stock Purchase Plan, and 500,000 Shares under the 1996 Stock Option Plan.

(3) The offering price of the 1,000,000 shares registered hereunder of $8.375 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h), on the basis of the average of the high and low prices of BE Aerospace, Inc. Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on February 11, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*

























-------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

              The following documents filed with the Securities & Exchange Commission (the "Commission"), are incorporated as of their respective dates in this Registration Statement by reference.

              (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 27, 1999;

              (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended May 29, 1999, August 28, 1999 and November 27, 1999; and

              (c) the description of the Common Stock contained in the Prospectus filed as part of the Registrant's Registration Statement on Form S-1 (No. 33-33689) as amended, filed with the Commission on March 7, 1990 pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the attached shareholder rights described in the Registrant's Current Report on Form 8-K, filed with the Commission on November 18, 1998.

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not required.

Item 5.       Interests of Named Experts and Counsel.

              None.

Item 6.       Indemnification of Directors and Officers.

         (a) Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         (b) Article 7 of the Registrant's Amended and Restated Certificate of Incorporation, as amended, eliminates the personal liability of each director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

         (c) Article 8 of the Registrant's Amended and Restated Certificate of Incorporation, as amended, provides for the indemnification of each director and officer of the Registrant against liabilities and expenses (including legal fees) arising from any threatened, pending or contemplated legal proceeding to which he may be a party or with which he may become involved by reason of being or having been an officer or director of the Registrant. Such indemnification is authorized to the fullest extent permitted under the Delaware General Corporation Law.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              The following exhibits are filed as part of this Registration
Statement:

Exhibit
    No.           Description of Document
-------           -----------------------

    4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 33-33689), filed with the Commission on March 7, 1990).

    4.2 Certificate of Amendment of the Restated Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 33-54146), filed with the Commission on November 3,
                  1992).

    4.3 Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to the Registrant's Registration Statement on Form S-3 (No. 333-60209), filed with the Commission on July 30, 1998).

    4.4 Amended and Restated By-Laws (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated November 12, 1998, filed with the Commission on November 18, 1998).

    4.5 1996 Stock Option Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (No. 333-14037), filed with the Commission on October 15, 1996).

    4.6 Amendment No. 1 to the 1996 Stock Option Plan (incorporated herein by the reference to the Registrant's Registration Statement on Form S-8 (No. 333-89145), filed with the Commission on October 15, 1999).

    4.7           Amendment No. 2 to the 1996 Stock Option Plan, dated January
                  19, 2000.

    4.8 1994 Employee Stock Purchase Plan, amended and restated as of January 19, 2000.

     5 Opinion of Shearman & Sterling regarding the legality of the securities being offered hereby.

     23.1         Consent of Deloitte & Touche LLP.

     23.2         Consent of Shearman & Sterling (contained in Exhibit 5).

     24 Power of Attorney (included as part of the signature pages to this Registration Statement).


Item 9.       Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellington, State of Florida on the 16th day of February, 2000.

                                        BE Aerospace, Inc.

                                        By:   /s/ Robert J. Khoury
                                             ------------------------------
                                             Name:  Robert J. Khoury
                                             Title: Chief Executive Officer




         Pursuant to the requirements of the Securities Act, the administrator of the 1994 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wellington, State of Florida on the 16th day of February, 2000.

                                        By:  /s/ Thomas P. McCaffrey
                                             ----------------------------------
                                             Name:  Thomas P. McCaffrey
                                             Title: Corporate Senior Vice
                                                    President of Administration
                                                    and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Robert J. Khoury, Edmund J. Moriarty and Thomas P. McCaffrey as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 16th day of February, 2000.

         Signature                      Capacity
         ---------                      --------



/s/ Amin J. Khoury           Director (Chairman of the Board)
--------------------------
Amin J. Khoury



/s/ Robert J. Khoury         Vice Chairman, Chief Executive Officer and Director
--------------------------   (principal executive officer)
Robert J. Khoury



/s/ Thomas P. McCaffrey      Corporate Senior Vice President of Administration
--------------------------   and Chief Financial Officer (principal financial
Thomas P. McCaffrey          and accounting officer)



/s/ Jim C. Cowart            Director
--------------------------
Jim C. Cowart



/s/ Richard G. Hamermesh     Director
--------------------------
Richard G. Hamermesh



/s/ Brian H. Rowe            Director
--------------------------
Brian H. Rowe



/s/ Hansjorg Wyss             Director
--------------------------
Hansjorg Wyss

                                  EXHIBIT INDEX

      Number               Title of Exhibit
      ------               ----------------

      4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended
                           (No. 33-33689), filed with the Commission on March 7, 1990).

      4.2 Certificate of Amendment of the Restated Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 33-54146), filed with the Commission on November 3, 1992).

      4.3 Certificate of Amendment of the Restated Certificate of Incorporation (Incorporated by reference to the Registrant's Registration Statement on Form S-3 (No. 333-60209), filed with the Commission on July 30, 1998).

      4.4 Amended and Restated By-Laws (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated November 12, 1998, filed with the Commission on November 18, 1998).

      4.5 1996 Stock Option Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (No. 333-14037), filed with the Commission on October 15, 1996).

      4.6 Amendment No. 1 to the 1996 Stock Option Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (No. 333-
                           89145), filed with the commission on October 15,
                           1999).

      *4.7 Amendment No. 2 to the 1996 Stock Option Plan, dated January 19, 2000.

      *4.8 1994 Employee Stock Purchase Plan, amended and restated as of dated January 19, 2000.

      *5 Opinion of Shearman & Sterling regarding the legality of the securities being offered hereby.

      *23.1                Consent of Deloitte & Touche LLP.

      *23.2                Consent of Shearman & Sterling (contained in
                           Exhibit 5).

      *24 Power of Attorney (included as part of the signature pages to this Registration Statement).


-----------------------------
*  Filed herewith.